                                                                  Exhibit 10.140

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                                CIN ARVADA, L.P.
                                    AS SELLER

                                       AND

                      INLAND REAL ESTATE ACQUISITIONS, INC.
                                  AS PURCHASER

                               DATED March 31,2004

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
ARTICLE 1 BASIC INFORMATION....................................................1
     1.1  Certain Basic Terms..................................................1
     1.2  Closing Costs........................................................3
     1.3  Notice Addresses:................................................... 4

ARTICLE 2 PROPERTY.............................................................5
     2.1  Property.............................................................5

ARTICLE 3 EARNEST MONEY........................................................6
     3.1  Deposit and Investment of Earnest Money..............................6
     3.2  Independent Consideration............................................6
     3.3  Form; Failure to Deposit.............................................6
     3.4  Disposition of Earnest Money.........................................6

ARTICLE 4 DUE DILIGENCE........................................................7
     4.1  Due Diligence Materials To Be Delivered..............................7
     4.2  Due Diligence Materials To Be Made Available.........................8
     4.3  Physical Due Diligence...............................................8
     4.4  Due Diligence/Termination Right......................................9
     4.5  Return of Documents and Reports......................................9
     4.6  Service Contracts....................................................9
     4.7  Proprietary Information; Confidentiality.............................9
     4.8  No Representation or Warranty by Seller.............................10
     4.9  Purchaser's Responsibilities........................................10
     4.10  Purchaser's Agreement to Indemnify.................................10

ARTICLE 5 TITLE AND SURVEY....................................................11
     5.1  Title Commitment....................................................11
     5.2  New or Updated Survey...............................................11
     5.3  Title Review........................................................11
     5.4  Delivery of Title Policy at Closing.................................12

ARTICLE 6 OPERATIONS AND RISK OF LOSS.........................................12
     6.1  Ongoing Operations..................................................12
     6.2  Damage..............................................................13
     6.3  Condemnation........................................................13

ARTICLE 7 CLOSING.............................................................14
     7.1  Closing.............................................................14
     7.2  Conditions to Parties' Obligation to Close..........................14
     7.3  Seller's Deliveries in Escrow.......................................15
     7.4  Purchaser's Deliveries in Escrow....................................17
     7.5  Closing Statements..................................................18
     7.6  Purchase Price......................................................18

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                        Page No.
                                                                        --------
     7.7  Possession..........................................................18
     7.8  Delivery of Books and Records.......................................18
     7.9  Notice to Tenants...................................................18

ARTICLE 8 PROBATIONS, DEPOSITS, COMMISSIONS...................................18
     8.1  Prorations..........................................................18
     8.2  Leasing Costs.......................................................21
     8.3  Closing Costs.......................................................21
     8.4  Final Adjustment After Closing......................................22
     8.5  Tenant Deposits.....................................................22
     8.6  Commissions.........................................................22

ARTICLE 9 REPRESENTATIONS AND WARRANTIES......................................22
     9.1  Seller's Representations and Warranties.............................22
     9.2  Purchaser's Representations and Warranties..........................23
     9.3  Survival of Representations and Warranties..........................24

ARTICLE 10 DEFAULT AND REMEDIES...............................................25
     10.1  Seller's Remedies..................................................25
     10.2  Purchaser's Remedies...............................................26
     10.3  Attorneys' Fees....................................................27
     10.4  Other Expenses.....................................................27

ARTICLE 11 DISCLAIMERS, RELEASE AND INDEMNITY.................................27
     11.1  Disclaimers By Seller..............................................27
     11.2  Sale "As Is, Where Is".............................................27
     11.3  Seller Released from Liability.....................................28
     11.4  "Hazardous Materials" Defined......................................29
     11.5  Indemnity..........................................................29
     11.6  Survival...........................................................29

ARTICLE 12 MISCELLANEOUS......................................................29
     12.1  Parties Bound; Assignment..........................................29
     12.2  Headings...........................................................30
     12.3  Invalidity and Waiver..............................................30
     12.4  Governing Law......................................................30
     12.5  Survival...........................................................30
     12.6  Entirety and Amendments............................................30
     12.7  Time...............................................................30
     12.8  Confidentiality....................................................30
     12.9  No Electronic Transactions.........................................30
     12.10 Notices............................................................31
     12.11 Construction.......................................................31
     12.12 Calculation of Time Periods........................................31

                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                        Page No.
                                                                        --------
     12.13 Execution in Counterparts..........................................31
     12.14 No Recordation.....................................................32
     12.15 Further Assurances.................................................32
     12.16 Discharge of Obligations...........................................32
     12.17 ERISA..............................................................32
     12.18 No Third Party Beneficiary.........................................32
     12.19 Reporting Person...................................................32
     12.20 Mandatory Arbitration..............................................32
     12.21 Like-Kind Exchange.................................................33
     12.22 Post-Closing Audit.................................................33
     12.23 Special District Disclosure........................................33

                                      iii
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                              LIST OF DEFINED TERMS

                                                                        Page No.
                                                                        --------
7310 Building.................................................................16
Additional Property Information ...............................................8
Agreement......................................................................1
Assignment....................................................................15
Broker ........................................................................2
Casualty Notice ..............................................................13
CERCLA .......................................................................29
Closing ......................................................................14
Closing Date...................................................................2
Code..........................................................................24
Deed..........................................................................15
Due Diligence Termination Notice...............................................9
Earnest Money .................................................................1
ECR...........................................................................16
Effective Date.................................................................2
ERISA.....................................................................17, 24
Escrow Agent...................................................................2
Escrow Agreement .............................................................16
Exchange......................................................................33
Hazardous Materials...........................................................29
Improvements...................................................................5
Independent Consideration......................................................6
Inspection Period..............................................................2
Intangible Personal Property...................................................5
Land...........................................................................5
Lease Files....................................................................7
Leases ........................................................................5
Leasing Costs.................................................................21
License Agreements.............................................................6
Material Damage...............................................................13
Materially Damaged ...........................................................13
Monthly Rent..................................................................17
OFAC..........................................................................24
Operating Statements...........................................................7
Permitted Exceptions..........................................................11
Permitted Outside Parties.....................................................10
Plan..........................................................................24
Property.......................................................................5
Property Documents.............................................................9
Property Information...........................................................7
Property Information Delivery Date.............................................2
Purchase Price.................................................................1
Purchaser......................................................................1

                                       iv
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                              LIST OF DEFINED TERMS
                                   (CONTINUED)

                                                                        Page No.
                                                                        --------
Real Property..................................................................5
Redevelopment Agreement.......................................................16
Rent Differential.............................................................17
Rent Roll......................................................................7
Report.........................................................................9
Reports........................................................................9
Required Endorsements.........................................................12
Seller.........................................................................1
Seller Indemnified Parties....................................................11
Seller Parcel.................................................................16
Seller's Representatives......................................................25
Service Contracts..............................................................5
Survey........................................................................11
Survival Period...............................................................25
Tangible Personal Property.....................................................5
Taxes.........................................................................18
Tenant Receivables............................................................19
Title and Survey Review Period.................................................2
Title Commitment..............................................................11
Title Company..................................................................2
Title Policy..................................................................12
to Seller's knowledge.........................................................25
to the best of Seller's knowledge.............................................25
Unbilled Tenant Receivables...................................................19
Uncollected Delinquent Tenant Receivables.....................................19

                                       v
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                          PURCHASE AND SALE AGREEMENT

                    Arvada Marketplace and Arvada Connection
                                Arvada, Colorado

        This Purchase and Sale Agreement (this "AGREEMENT") is made and entered into by and between Purchaser and Seller.

                                    RECITALS

        A. Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

        B. Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

                                   ARTICLE 1
                               BASIC INFORMATION

        1.1 CERTAIN BASIC TERMS. The following defined terms shall have the meanings set forth below:

                1.1.1   SELLER:          CIN ARVADA, L.P.,
                                         a Delaware limited partnership

                1.1.2   PURCHASER:       Inland Real Estate Acquisitions, Inc.,
                                         an Illinois corporation

                1.1.3   PURCHASE PRICE:  $51,550,000.00

                1.1.4   EARNEST MONEY:   $1,000,000.00  [(THE "EARNEST MONEY")],
                                         including interest thereon, to be
                                         deposited in accordance with
                                         SECTION 3.1 below.

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                1.1.5   TITLE COMPANY:   Chicago Title Insurance Company
                                         2001 Bryan Street
                                         Suite 1700
                                         Dallas, Texas 75201-3005
                                         Attn: Joycelyn Armstrong
                                         Telephone: (214) 965-1668
                                         Facsimile: (214) 965-1625
                                         Email: armstrongjo@ctt.com

                1.1.6   ESCROW AGENT:    Chicago Title Insurance Company
                                         2001 Bryan Street
                                         Suite 1700
                                         Dallas, Texas 75201-3005
                                         Attn: Joycelyn Armstrong
                                         Telephone: (214) 965-1668
                                         Facsimile: (214) 965-1625
                                         Email: armstrongjo@ctt.com

                1.1.7   BROKER:          CBRE Richard Ellis
                                         3500 Jamboree Road, Suite 100
                                         Newport Beach, CA 92660
                                         Attention: Preston C. Fetrow,
                                         Todd S. Goodman and Kirk S. Brummer

                1.1.8   EFFECTIVE DATE:  The date on which this Agreement is
                                         executed by the latter to sign of
                                         Purchaser or Seller, as indicated on
                                         the signature page of this Agreement.
                                         If the execution date is left blank by
                                         either Purchaser or Seller, the
                                         Effective Date shall be the execution
                                         date inserted by the other party.

                1.1.9   PROPERTY         March 12, 2004
                        INFORMATION
                        DELIVERY DATE:

                1.1.10  TITLE AND        The period ending on April 19, 2004.
                        SURVEY REVIEW
                        PERIOD:

                1.1.11  INSPECTION       The period beginning on March 18, 2004,
                        PERIOD:          and ending at 5:00 p.m., E.S.T. on
                                         April 19, 2004.

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                1.1.12  CLOSING DATE:    A date, to be specified by the parties,
                                         which is on or after the last day of
                                         the Inspection Period and after receipt
                                         of all required tenant estoppels, but
                                         no later than April 29, 2004.

        1.2 CLOSING COSTS. Closing costs shall be allocated and paid as follows:

                        COST                                             RESPONSIBLE PARTY
-------------------------------------------------------------------------------------------
Title Commitment required to be delivered pursuant to SECTION 5.l.          Purchaser

Premium for standard form Title Policy required to be delivered               Seller
pursuant to SECTION 5.4

Premium for any upgrade of Title Policy for extended or additional      Seller up to $5,000
coverage and any endorsements desired by Purchaser (including           Purchaser pays over
endorsements listed on Exhibit J), any inspection fee charged by the           $8,000
Title Company, tax certificates, municipal and utility lien
certificates, and any other Title Company charges

Costs of any revisions, modifications or recertifications to Survey          Purchaser
delivered by Seller to Purchaser

Costs for UCC Searches                                                         Seller

Recording Fees                                                                Purchaser

Any deed taxes, documentary fee, transfer taxes, intangible taxes,             Seller
mortgage taxes or other similar taxes, fees or assessments

Any escrow fee charged by Escrow Agent for holding the Earnest Money        Purchaser 1/2
or conducting the Closing                                                     Seller 1/2

Real Estate Sales Commission to Broker                                         Seller

All other closing costs, expenses, charges and fees per custom            Purchaser/Seller

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        1.3     NOTICE ADDRESSES:

        Purchaser:                            Copy to:

        Inland Real Estate Acquisitions,      The Inland Real Estate Group, Inc.
        Inc.                                  2901 Butterfield Road
        2901 Butterfield Road                 Oak Brook, Illinois 60523
        Oak Brook, IL 60523                   Attention: Dennis Holland, Esq.
        Attention: G. Joseph Cosenza          Telephone: 630-218-8000
        Telephone: 630-218-4948               Facsimile: 630-218-4900
        Facsimile: 630-218-4935               E-mail: dholland@inlandgroup.com
        E-mail: joe@inlandgroup.com

        Seller:                               Copy To:

        CIN Arvada, L.P..                     Crow Holdings
        c/o Crow Holdings                     2100 McKinney Avenue, Suite 700
        2100 McKinney Avenue, Suite 700       Dallas, Texas 75201
        Dallas, Texas 75201                   Attention: M. Kevin Bryant
        Attention: Rodney Whitley             Telephone: 214-661-8110
        Telephone: 214-661-8137               Facsimile: 214-661-8041
        Facsimile: 214-661-8036               E-mail: kbryant@crowholdings.com
        E-mail: rwhitley@crowholdings.com

                                              Copies to:

                                              Joanne Franzel, Esq.
                                              Gibson, Dunn & Crutcher LLP
                                              200 Park Avenue
                                              New York, New York 10166
                                              Telephone: 212-351-3877
                                              Facsimile: 212-351-4035
                                              E-mail: jfranzel@gibsondunn.com

                                              And

                                              F. Jonathan Dracos
                                              Investcorp International, Inc.
                                              280 Park Avenue
                                              New York, New York 10017
                                              Telephone: 212-599-4700
                                              Facsimile: 212-983-7073
                                              E-mail: jdracos@investcorp.com

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                                    ARTICLE 2
                                    PROPERTY

        2.1 PROPERTY. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "PROPERTY"):

                2.1.1 REAL PROPERTY. The land described in EXHIBIT A attached hereto (the "LAND"), together with (a) all improvements located thereon, but expressly excluding improvements and structures owned by any tenant ("IMPROVEMENTS"), (b) without warranty, all right, title and interest of Seller, if any, in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and
(c) without warranty, all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land (collectively, the "REAL PROPERTY").

                2.1.2 LEASES. All of Seller's right, title and interest, without warranty other than as set forth herein, in all leases of the Real Property (other than License Agreements), including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "LEASES").

                2.1.3 TANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, without warranty, in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, but specifically excluding any items of personal property owned or leased by Seller's property manager or tenants at or on the Real Property and further excluding any items of personal property by third parties and leased to Seller (collectively, the "TANGIBLE PERSONAL PROPERTY").

                2.1.4 INTANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, if any, without warranty, in all intangible personal property related to the Real Property and the Improvements, including, without limitation: all trade names and trade marks associated with the Real Property and the Improvements, including Seller's rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable without cost to Seller); contract rights related to the operation, ownership or management of the Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including Leases or License Agreements (collectively, the "SERVICE CONTRACTS") (but only to the extent assignable without cost to Seller and Seller's obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties (to the extent assignable without cost to Seller); governmental permits, approvals and licenses, if any (to the extent assignable without cost to Seller); and telephone exchange numbers (to the extent assignable without cost to Seller (all of the items described in this SECTION 2.1.4 collectively referred to as the "INTANGIBLE PERSONAL PROPERTY"). Tangible Personal Property and Intangible Personal Property shall not include (a) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Seller or any affiliate of Seller, (b) any documents, materials or information which are subject to

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attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Seller, or which are subject to a confidentiality agreement, and (c) any trade name, mark or other identifying material that includes the name "Trammell Crow" or the name "Crow Holdings" or any derivative thereof.

                2.1.5 LICENSE AGREEMENTS. All of Seller's right, title and interest, without warranty, in and to all agreements (other than Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Real Property and generate income to Seller as the owner of the Real Property, including agreements which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "LICENSE AGREEMENTS"). Anything in this Agreement to the contrary notwithstanding, Purchaser shall assume the obligations of the "lessor" or "licensor" under all License Agreements, some or all of which may be non-cancelable.

                               ARTICLE 3
                            EARNEST MONEY

        3.1 DEPOSIT AND INVESTMENT OF EARNEST MONEY. One (1) business day after the Effective Date, Purchaser shall deposit the Earnest Money with Escrow Agent into a joint order escrow. Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and as between Seller and Purchaser, Purchaser accepts all risks with regard to such account.

        3.2 INDEPENDENT CONSIDERATION. If Purchaser elects to terminate this Agreement for any reason and is entitled to receive a return of the Earnest Money pursuant to the terms hereof, the Escrow Agent shall first disburse to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller's performance under this Agreement ("INDEPENDENT CONSIDERATION"), which shall be retained by Seller in all instances.

        3.3 FORM; FAILURE TO DEPOSIT. The Earnest Money shall be in the form of a certified or cashier's check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required, Seller may terminate this Agreement by written notice to Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Escrow Agent shall be immediately delivered to Seller and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

        3.4 DISPOSITION OF EARNEST MONEY. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent if Purchaser terminates this Agreement pursuant to SECTION 4.4. In the event of a termination of this Agreement by either Seller or Purchaser for any reason other than pursuant to SECTION 4.4. Escrow Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on

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or before the tenth business day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.

                                   ARTICLE 4
                                 DUE DILIGENCE

        4.1 DUE DILIGENCE MATERIALS TO BE DELIVERED. Seller shall deliver to Purchaser the following (the "PROPERTY INFORMATION ") on or before the Property Information Delivery Date:

                4.1.1 RENT ROLL. A current rent roll ("RENT ROLL") for the Property. Seller shall deliver an updated Rent Roll at Closing, in the form attached hereto as Exhibit L, certified to its knowledge to be true and complete.

                4.1.2 FINANCIAL INFORMATION. Copy of operating statements and a summary of capital expenditures pertaining to the Property for the 12 months preceding the Effective Date or such lesser period as Seller has owned the Property ("OPERATING STATEMENTS");

                4.1.3 ENVIRONMENTAL REPORTS. Copy of any environmental reports or site assessments related to the Property prepared for the benefit of Seller;

                4.1.4 TAX STATEMENTS. Copy of the most recent ad valorem tax statements relating to the Property;

                4.1.5 TITLE AND SURVEY. Copy of Seller's most current title insurance information and survey of the Property;

                4.1.6. SERVICE CONTRACTS. A list, together with copies, of Service Contracts;

                4.1.7   PERSONAL PROPERTY. A list of Tangible Personal Property;
and

                4.1.8 LICENSE AGREEMENTS. A list, together with copies, of any License Agreements.

                4.1.9 LEASE FILES. The lease files for all tenants, including the Leases, amendments, guaranties, any letter agreements and assignments which are then in effect ("LEASE FILES");

                4.1.10 LICENSES, PERMITS AND CERTIFICATES OF OCCUPANCY. Copies of licenses, permits and certificates of occupancy relating to the Property to the extent in Seller's possession.

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                Except for the Rent Roll contemplated in SECTION 4.1.4, Seller's obligations to deliver the items listed in this SECTION 4.1 shall be limited to the extent such items are in the possession of Seller or its property management company.

        4.2 DUE DILIGENCE MATERIALS TO BE MADE AVAILABLE. To the extent such items are in Seller's possession, Seller shall make available to Purchaser for Purchaser's review, at Seller's option at either the offices of Seller's property manager or at the Property, the following items and information (the "ADDITIONAL PROPERTY INFORMATION") on or before the Property Information Delivery Date, and Purchaser at its expense shall have the right to make copies of same.

                4.2.1 MAINTENANCE RECORDS AND WARRANTIES. Maintenance work orders for the 12 months preceding the Effective Date and warranties, if any, on roofs, air conditioning units, fixtures and equipment;

                4.2.2 PLANS AND SPECIFICATIONS. Building plans and specifications relating to the Property; and

        4.3 PHYSICAL DUE DILIGENCE. Commencing on the Effective Date and continuing until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that
(a) Purchaser must give Seller one full business days' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) or communication with tenants must obtain Seller's prior written consent (which consent may be given, withheld or conditioned in Seller's sole discretion), (b) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place reasonable amounts of commercial general liability insurance and workers compensation insurance for its activities on the Property in terms and amounts reasonably satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall name Seller as an additional insured thereunder, and (c) all such tests shall be conducted by Purchaser in compliance with Purchaser's responsibilities set forth in SECTION 4.9 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests. Subject to the provisions of SECTION 4.7 hereof, Purchaser or Purchaser's representatives may meet with any tenant; provided, however, Purchaser must contact Seller at least one full business day in advance by telephone to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of SECTION 4.7 hereof, Purchaser or Purchaser's representatives may meet with any governmental authority for the sole purpose of gathering information in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least two full business days in advance by telephone to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Wherever Purchaser is required to notify Seller by telephone prior to an action, Purchaser shall simultaneously notify Seller by email to

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Heather Mutterperl (hmutterperl@investcorp.com), Rodney Whitley
(rwhitley@crowholdings.com) and Rob Bennett (rbennett@crowholdings.com).

        4.4 DUE DILIGENCE/TERMINATION RIGHT. Purchaser shall have through the last day of the Inspection Period in which to (a) examine, inspect, and investigate the Property Information and the Additional Property Information (collectively, the "PROPERTY DOCUMENTS") and the Property and, in Purchaser's sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (b) obtain all necessary internal approvals, and (c) satisfy all other contingencies of Purchaser. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the "DUE DILIGENCE TERMINATION NOTICE") at or before 5:00 p.m. CST on the last day of the Inspection Period. If Purchaser does not give a Due Diligence Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this SECTION 4.4, and Purchaser shall be deemed to have acknowledged that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers important.

        4.5 RETURN OF DOCUMENTS AND REPORTS. As additional consideration for the transaction contemplated herein, Purchaser shall provide to Seller, immediately following receipt of same by Purchaser, copies of all third party reports, investigations and studies, other than economic analyses (collectively, the "REPORTS" and, individually, a "REPORT") prepared for Purchaser in connection with its due diligence review of the Property, including, without limitation, any and all Reports involving structural or geological conditions, environmental, hazardous waste or hazardous substances contamination of the Property, if any, which Reports shall be addressed to both Seller and Purchaser at no cost to Seller. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto. Purchaser's obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement.

        4.6 SERVICE CONTRACTS. On or prior to the last day of the Inspection Period, Purchaser will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Purchaser requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee. Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts (a) that Purchaser has agreed to assume, or that Purchaser is obligated to assume pursuant to this SECTION 4.6, and (b) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing.

        4.7 PROPRIETARY INFORMATION; CONFIDENTIALITY. Purchaser acknowledges that the Property Documents are proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of Purchaser's acquisition of the Property including,

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without limitation, engineers, environmental consultants, and appraisers, as well as potential lenders, and who have agreed to preserve the confidentiality of such information as required hereby (collectively, "PERMITTED OUTSIDE PARTIES"). At any time and from time to time, within two business days after Seller's request, Purchaser shall deliver to Seller a list of all parties to whom Purchaser has provided any Property Documents or any information taken from the Property Documents. Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this SECTION 4.7. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

        4.8 NO REPRESENTATION OR WARRANTY BY SELLER. Purchaser acknowledges that, except as expressly set forth in this Agreement, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller. Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser.

        4.9 PURCHASER'S RESPONSIBILITIES. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall; (a) not unreasonably disturb the tenants or interfere with their use of the Property pursuant to their respective Leases;
(b) not unreasonably interfere with the operation and maintenance of the Property; (c) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (d) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (e) comply with all applicable laws;
(f) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (g) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder;
(h) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (i) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in SECTION 4.7 above, or except as may be otherwise required by law.

        4.10 PURCHASER'S AGREEMENT TO INDEMNIFY. Purchaser hereby agrees to indemnify, defend and hold Seller, its officers, employees, members, principals and agents (collectively, "SELLER INDEMNIFIED PARTIES"), harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of

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Purchaser's Inspections or tests permitted under this Agreement or any violation of the provisions of SECTIONS 4.3, 4.7 and 4.9; provided, however, the indemnity shall not extend to protect Seller or the Seller Indemnified Parties from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser's actions do not aggravate any pre-existing liability of Seller. Purchaser also hereby agrees to indemnify, defend and hold any tenant harmless from and against any and all claims, causes of action, damages, liabilities and expenses which such tenant may suffer or incur due to Purchaser's breach of its obligation under SECTION
4.7 to maintain the confidential nature of any Property Documents or other information relative to such tenant. Purchaser's obligations under this SECTION
4.10 shall survive the termination of this Agreement and shall survive the Closing.

                                    ARTICLE 5
                                TITLE AND SURVEY

        5.1 TITLE COMMITMENT. Purchaser has caused to be prepared and delivered to Purchaser: (a) a current commitment for title insurance or preliminary title report (the "TITLE COMMITMENT") issued by the Title Company, in the amount of the Purchase Price and on an ALTA 1992 Standard Form commitment, with Purchaser as the proposed insured, and (b) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.

        5.2 NEW OR UPDATED SURVEY. Purchaser may elect to obtain a new survey or revise, modify, or re-certify an existing survey ("SURVEY") as necessary in order for the Title Company to delete the survey exception from the Title Policy or to otherwise satisfy Purchaser's objectives.

        5.3 TITLE REVIEW. During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Promptly following receipt of the Title Commitment and Survey (if ordered), Purchaser shall deliver to Seller and the Title Company written notice of any objections to the matters set forth therein. Seller shall have no obligation to cure title objections except mortgages or deeds of trust of an ascertainable amount created by, under or through Seller, which mortgages or deeds of trust Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such mortgages or deeds of trust. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser's consent (if requested, such consent shall not be unreasonably withheld or delayed). The term "PERMITTED EXCEPTIONS" shall mean: the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period (or if Purchaser does not obtain a Survey, all matters that a current, accurate survey of the Property would show); real estate taxes not yet due and payable; rights of tenants under the Leases; rights of tenants or licensees under License Agreements; any licensees under any Service Contracts not terminated as of Closing; and the ECR and Redevelopment Agreement.

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        5.4     DELIVERY OF TITLE POLICY AT CLOSING. In the event that the Title
Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an owner's title policy in accordance with the Title Commitment, insuring Purchaser's title to the Property in the amount of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy, the Permitted Exceptions (the "TITLE POLICY") and the "REQUIRED ENDORSEMENTS" (herein so called) set forth on EXHIBIT J attached hereto, Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

                                    ARTICLE 6
                           OPERATIONS AND RISK OF LOSS

        6.1     ONGOING OPERATIONS. From the Effective Date through Closing:

                6.1.1 LEASES, SERVICE CONTRACTS AND LICENSE AGREEMENTS. Seller will perform its material obligations under the Leases, Service Contracts and License Agreements.

                6.1.2 NEW CONTRACTS. Except as provided in SECTION 6.1.4, Seller will not enter into any contract mat will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than 30 days' prior notice.

                6.1.3 MAINTENANCE OF IMPROVEMENTS; REMOVAL OF PERSONAL PROPERTY. Subject to SECTIONS 6.2 and 6.3, Seller shall maintain or cause the tenants under the Leases to maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller's maintenance of the Improvements during Seller's period of ownership. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

                6.1.4 LEASING; LICENSE AGREEMENTS. Seller will not amend or terminate any existing Lease or License Agreement or enter into any new Lease or new License Agreement without providing Purchaser (a) all relevant supporting documentation, as reasonably determined by Seller, including, without limitation, tenant financial information to extent in Seller's possession, and (b) as to any such amendment or termination of a Lease or License Agreement or new Lease or new License Agreement which is to be executed after the expiration of the Inspection Period, Seller's request for Purchaser's approval. Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of a Lease or License Agreement or new Lease or new License Agreement within three business days after Purchaser's receipt of the items in SECTION 6.1.4. If Purchaser does not respond to Seller's request within such time period, then Purchaser will be deemed to have approved such amendment, termination or new Lease or new License Agreement. With respect to a request for approval delivered by Seller to Purchaser, Purchaser may withhold its consent at its reasonable discretion, and Seller may not amend or terminate a Lease or License Agreement or enter into a new Lease or new License Agreement without Purchaser's written consent. Purchaser hereby consents to

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the pending new lease with Movie Trading Company upon the terms set forth in the term sheet attached hereto as Exhibit M.

        6.2 DAMAGE. If prior to Closing the Property is damaged by fire or other casualty, Seller shall estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller's estimation (the "CASUALTY NOTICE") as soon as reasonably possible after the occurrence of the casualty.

                6.2.1 MATERIAL. In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, Purchaser may, at its option, terminate this Agreement by delivering written notice to Seller on or before the expiration of 20 days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give Purchaser the full 20-day period to make such election and to obtain insurance settlement agreements with Seller's insurers). Upon any such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If Purchaser does not terminate this Agreement within said 20-day period, then the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller's rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount not theretofore spent on repairs, security or other covered losses under such insurance policies (but the amount of the deductible plus insurance proceeds shall not exceed the lesser of (a) the cost of repair or (b) the Purchase Price and a pro rata share of the rental or business loss proceeds, if any). For the purposes of this Agreement, "MATERIAL DAMAGE" and "MATERIALLY DAMAGED" means damage which, in Seller's reasonable estimation, exceeds $750,000.00 to repair.

                6.2.2 NOT MATERIAL. If the Property is not Materially Damaged, then Purchaser shall have no right to terminate this Agreement, and Seller shall, at its option, either (a) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser (and if necessary, Seller may extend the Closing Date up to 30 days to complete such repairs), or (b) credit Purchaser at Closing for the reasonable cost to complete the repair (in which case Seller shall retain all insurance proceeds and Purchaser shall assume full responsibility for all needed repairs).

        6.3 CONDEMNATION. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, or if Seller receives notice from any applicable governmental authority stating that such proceedings will be initiated, with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten-day period to make such election), either: (a) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (b) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in

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and to any condemnation award, and Purchaser shall have the sole right after the
Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (b) above.

                                    ARTICLE 7
                                    CLOSING

        7.1 CLOSING. The consummation of the transaction contemplated herein ("CLOSING") shall occur on the Closing Date at the offices of Escrow Agent (or such other location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

        7.2 CONDITIONS TO PARTIES' OBLIGATION TO CLOSE. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

                7.2.1 REPRESENTATIONS AND WARRANTIES. The other party's representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date, except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date.

                7.2.2 DELIVERIES. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing; and

                7.2.3 ACTIONS, SUITS, ETC. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect the operation or value of the Property or the other party's ability to perform its obligations under this Agreement.

        So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), subject to any applicable notice and cure periods provided in SECTIONS 10.1 and 10.2, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing.

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        7.3     SELLER'S DELIVERIES IN ESCROW. As of or prior to the Closing
Date, Seller shall deliver in escrow to Escrow Agent the following:

                7.3.1 DEED. A special warranty deed in the form of EXHIBIT B hereto (or other limited warranty deed, as Seller's local counsel or Title Company shall advise, warranting title only against any party claiming by, through or under Seller) in form acceptable for recordation under the law of the state where the Property is located and restating the provisions of ARTICLE 11 hereof and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller's interest in the Real Property (the "DEED");

                7.3.2 BILL OF SALE, ASSIGNMENT AND ASSUMPTION. A Bill of Sale, Assignment and Assumption of Contracts and an Assignment and Assumption of Leases in the form of EXHIBIT C-1 and EXHIBIT C-2, respectively, attached hereto (collectively, the "ASSIGNMENT"), executed and acknowledged by Seller, vesting in Purchaser, without warranty other than as set forth herein, Seller's right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

                7.3.3 CONVEYANCING OR TRANSFER TAX FORMS OR RETURNS. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

                7.3.4 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit in the form of EXHIBIT D hereto executed by Seller;

                7.3.5 AUTHORITY. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

                7.3.6 ADDITIONAL DOCUMENTS. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement); and

                7.3.7 TENANT ESTOPPEL CERTIFICATES. Tenant Estoppel Certificates substantially in the form of EXHIBIT G (or, if a tenant's Lease specifies or contemplates another form of tenant estoppel certificate, then such other specified or contemplated form) executed by tenants occupying not less than 90% of the square feet in the Improvements occupied by tenants, but which must in all events include Sam's Club, Gart Sports, Office Depot, Fashion Bug, Old Country Buffet, Pier 1 Imports and Walden Books. Seller shall not be obligated to expend any funds in connection with obtaining any such tenant estoppel certificates, and the failure of Seller to obtain any such tenant estoppel certificates shall not be a breach or default hereunder. Seller shall use commercially reasonable efforts to reconcile factual discrepancies between the Tenant Estoppel Certificates and the Lease Files and Rent Roll (and if the Lease Files conflict with the Rent Roll, the Lease Files shall govern) so long as Seller is not obligated to incur costs to do so.

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If Seller is unable to deliver the tenant estoppel certificates referred to in this SECTION 7.3.7 in the manner and time frames required hereby, including reconciliation of the same in the manner described above, then Purchaser's sole remedies and recourses shall be limited to either (a) waiving the requirement for the tenant estoppel certificate(s) in question and proceeding to Closing without reduction of the Purchase Price or (b) terminating this Agreement by immediate notification to Seller, in which event this Agreement shall be terminated as provided for in SECTION 10.2 even if it is determined that the Tenant Estoppel Certificates cannot be obtained following the expiration of the Inspection Period. Either decision must be made within three (3) business days of receipt of the Tenant Estoppel Certificates or Purchaser will be deemed to have elected to proceed under (a) above. The parties further agree that Seller may extend the Closing for a period of up to but not in excess of fifteen (15) days in order to permit Seller additional time to secure the requested Tenant Estoppel Certificates and in such instance Purchaser cannot terminate until the expiration of the aforesaid fifteen (15) day period.

                7.3.8 RECORDED COVENANTS. (a) Easements, Covenants and Restrictions (the "ECR"), providing for certain easements for access, utilities and signage, and certain covenants and restrictions affecting the Property and the parcel adjacent to the Property known as Lot 1-C, Block 1 (the "SELLER PARCEL") and (b) a Redevelopment Agreement providing for (i) Seller's access to the Property to complete the work required to be performed by the landlord under the Office Depot lease in connection with the relocation of Office Depot from the Seller Parcel to the Property, and the work required to be performed by the landlord under the Lady of America lease in connection with the relocation of Lady of America from the building at 7310 West 52nd Street (the "7310 BUILDING") to other space at the Property, (iii) Seller's right to demolish a portion of the 7310 Building and to create a new endcap for the 7310 Building, (iv) Seller's right to seek the modification or elimination of the "No-Build Area" which was required by the City of Arvada in connection with the previous subdivision of the Property and the Seller Parcel, (v) Seller's right to relocate the lot line between the Seller Parcel and the Property following the aforementioned demolition of part of the 7310 Building and/or the modification or elimination of the No-Build Area, including further subdivision of the Property and the conveyance by Purchaser to Seller, at no cost to Seller, of the portions of the Property east of the new lot line, and (vi) Seller's right to seek consents from tenants of the Property in connection with redevelopment of the Seller Parcel, and related matters ("REDEVELOPMENT AGREEMENT"), each duly executed and acknowledged by Seller. The ECR and Redevelopment Agreement shall be in a form acceptable to both parties hereto, which form shall be agreed between the parties no later than ten (10) days following the Effective Date.

                7.3.9 ESCROW AGREEMENT. An escrow agreement among Seller, Purchaser and the Escrow Agent ("ESCROW AGREEMENT") with respect to the Office Depot relocation, and the documents and funds required to be delivered thereunder. The Escrow Agreement shall provide for (a) Seller and Purchaser to execute, acknowledge and deposit into escrow with the Escrow Agent at Closing an assignment and assumption of the Office Depot lease, in the form of Exhibit C-2 hereto, which shall not be deemed effective until released from escrow as provided below, (b) Seller to deposit with the Escrow Agent each month during the term of the Escrow Agreement the check received by Seller from Office Depot for regularly recurring fixed rent and additional rent in respect of operating expenses and taxes ("MONTHLY RENT") for its premises located on the Seller Parcel (i.e. excluding any checks designated by the tenant or otherwise readily identifiable as being in payment of taxes and/or operating expenses or other

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reimbursements for periods prior to Closing), duly endorsed by Seller to the order of Purchaser, (c) Purchaser to deposit with the Escrow Agent at Closing a sum equal to the difference (the "RENT DIFFERENTIAL") between (i) the aggregate amount of Monthly Rent payable under the Office Depot lease for its premises at the Seller Parcel and (ii) the aggregate amount of Monthly Rent which would be payable under the Office Depot lease for its relocation premises at the Property if rent had commenced for such premises as of the Closing Date, in each case covering the period from the Closing through January 31, 2005, (d) Escrow Agent to deliver to Purchaser each month the actual Office Depot rent check (i.e. without such check having been negotiated) and simultaneously to pay to Seller the monthly installment of the Rent Differential, and (e) upon Escrow Agent's receipt of notice that possession of such relocation premises has been delivered to Office Depot, for the Escrow Agent to deliver counterparts of the assignment and assumption of the Office Depot lease to Seller and Purchaser. The Escrow Agreement shall terminate, and the balance of any funds held therein shall be paid to Purchaser, on the date for commencement of Monthly Rent under the Office Depot lease for its relocation premises at the Property, but no later than January 31, 2005. The Escrow Agreement shall be in a form acceptable to both parties hereto, which form shall be agreed between the parties no later than ten
(10) days following the Effective Date.

        7.4 PURCHASER'S DELIVERIES IN ESCROW. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

                7.4.1 BILL OF SALE, ASSIGNMENT AND ASSUMPTION. The Assignment, executed and acknowledged by Purchaser;

                7.4.2 ERISA LETTER. A letter to Seller in the form of EXHIBIT E attached hereto duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

                7.4.3 CONVEYANCING OR TRANSFER TAX FORMS OR RETURNS. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of Real Property;

                7.4.4 AUTHORITY. Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to the underwriter for the Title Policy; and

                7.4.5 ADDITIONAL DOCUMENTS. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

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                7.4.6   RECORDED COVENANTS AND ESCROW AGREEMENT. The ECR, the
Redevelopment Agreement and the Escrow Agreement, duly executed and acknowledged by Purchaser.

        7.5 CLOSING STATEMENTS. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

        7.6 PURCHASE PRICE. At or before 1:00 p.m. local time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent's escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

        7.7 POSSESSION. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

        7.8 DELIVERY OF BOOKS AND RECORDS. After the Closing, Seller shall deliver to the offices of Purchaser's property manager or to the Real Property to the extent in Seller's or its property manager's possession or control: Lease Files; License Agreements; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; all advertising materials; booklets; and keys.

        7.9 NOTICE TO TENANTS. Seller and Purchaser shall each execute, and Purchaser shall deliver to each tenant immediately after the Closing, a notice regarding the sale in substantially the form of EXHIBIT F attached hereto, or such other form as may be required by applicable state law. This obligation on the part of Purchaser shall survive the Closing.

                                   ARTICLE 8
                       PRORATIONS, DEPOSITS, COMMISSIONS

        8.1 PRORATIONS. At Closing, the following items shall be prorated as of the date of Closing with all items of income and expense for the Property being borne by Purchaser from and after (and including) the date of Closing:
"Tenant Receivables" and "Credits" (as each is defined below) and other income and rents that have been collected by Seller as of Closing; fees and assessments; prepaid expenses and obligations under Service Contracts; accrued operating expenses; real and personal ad valorem taxes ("TAXES"); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations and to post-Closing collections of Tenant Receivables:

                8.1.1 TAXES. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing, and a further adjustment shall be made when such amounts are known. Any and all refunds, abatements or credits arising out of appeals of Taxes applicable to tax years prior to the 2004 tax

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year shall be the sole property of Seller, and any such sums received by
Purchaser or credited to Purchaser's account after Closing shall be received in trust for Seller and paid to Seller promptly following receipt of such sums or credits.

                8.1.2 UTILITIES. Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall order final readings of utility meters as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

                8.1.3 TENANT RECEIVABLES AND CREDITS. Rents due (or which may become due, but are attributable to periods prior to Closing) from tenants under Leases and from tenants or licensees under License Agreements and operating expenses and/or taxes payable by tenants under Leases (collectively, "TENANT RECEIVABLES") and not collected by Seller as of Closing shall not be prorated between Seller and Purchaser at Closing (except as provided below) but shall be apportioned on the basis of the period for which the same is payable and if, as and when collected (except as otherwise provided herein), as follows:

                        (a) Tenant Receivables and other income received from tenants under Leases and/or tenants or licensees under License Agreements after Closing shall be applied in the following order of priority: (A) first, to payment of the current Tenant Receivables then due for the month in which the Closing Date occurs, which amount shall be apportioned between Purchaser and Seller as of the Closing Date as set forth in SECTION 8.1 hereof (with Seller's portion thereof to be delivered to Seller); (B) second, to payment of Tenant Receivables first coming due after Closing but applicable to the period of time before Closing, including, without limitation, the Tenant Receivables described in SECTION 8.1.3(b) (collectively, "UNBILLED TENANT RECEIVABLES"), which amount shall be delivered to Seller; (C) third, to Tenant Receivables first coming due after Closing and applicable to the period of time after Closing, which amount shall be retained by Purchaser; and (D) thereafter, to delinquent Tenant Receivables which were due and payable as of Closing but not collected by Seller as of Closing (collectively, "UNCOLLECTED DELINQUENT TENANT RECEIVABLES"), which amount shall be delivered to Seller. Notwithstanding the foregoing: with respect to any Tenant Receivables for operating expenses and/or taxes for the 2003 fiscal year, (i) Purchaser shall diligently pursue collection of such amounts without termination of the applicable Lease, and shall cooperate with Seller in all commercially reasonable respects to such collection, and (ii) any such Tenant Receivables collected after Closing shall not be applied first to current Tenant Receivables but shall be paid to Seller. Seller shall have the right to pursue the collection of Uncollected Delinquent Tenant Receivables for a period of one year after Closing without prejudice to Seller's rights or Purchaser's obligations hereunder, provided, however, Seller shall have no right to cause any such tenant or licensee to be evicted or to exercise any other "landlord" remedy (as set forth in such tenant's Lease or licensee's License Agreement) against such tenant other than to sue for collection. Any sums received by Purchaser to which Seller is entitled shall be held in trust for Seller on account of such past due rents payable to Seller, and Purchaser shall remit to Seller any such sums received by Purchaser to which Seller is entitled within ten business days after receipt thereof less reasonable, actual costs and expenses of collection, including

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        reasonable attorneys' fees, court costs and disbursements, if any.
        Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller shall remit to Purchaser that portion of the monies so received by Seller to which Purchaser is entitled within ten business days after receipt thereof. With respect to Unbilled Tenant Receivables, Purchaser covenants and agrees to (A) bill the same when billable and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due. The provisions of this SECTION 8.1.3(a) shall survive the Closing.

                        (b) If the final reconciliation or determination of operating expenses and/or taxes due under the Leases (which shall be completed no later than March 31, 2005) shows that a net amount is owed by Seller to Purchaser, said amount shall be paid by Seller to Purchaser within ten business days of such final determination under the Leases. If the final determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Purchaser to Seller, Purchaser shall, within ten business days of such final determination, remit said amount to Seller to the extent monies have been received by Purchaser from the tenant(s) in question. Purchaser agrees to receive and hold any monies received on account of such past due expenses and/or taxes in trust for Seller and to pay same promptly to Seller as aforesaid. The provisions of law SECTION 8.1.3(b) shall survive the Closing.

                        (c) Percentage rent, if any, payable by tenants shall be prorated as of the Closing Date in accordance with the fiscal year set forth in the Leases for the determination and payment of percentage rent. Seller shall initially retain all interim payments of percentage rent received by it from each tenant until the year-end adjustment after the expiration of the tenant's fiscal year in which the Closing Date occurs. Purchaser shall initially retain all interim payments of percentage rent received by it from each tenant on and after the Closing Date until the year-end adjustment after the expiration of the tenant's fiscal year in which the Closing Date occurs. Within twenty
        (20) days after the end of the month in which Purchaser receives from each tenant the difference between the percentage rent payable by such tenant for the fiscal year in which the Closing Date occurs and the interim payments of percentage rent made by such tenant during such fiscal year (or, in the case of a tenant whose interim payments of percentage rent were greater than the percentage rent payable for the entire fiscal year, within twenty (20) days after the end of the month in which Purchaser receives the Tenant's sales report for such fiscal year substantiating that fact), Purchaser shall pay to Seller an amount (if any) equal to the excess of (i) the product obtained by multiplying
        (x) the total amount of the percentage rent paid by the tenant to Seller and Purchaser for the tenant's fiscal year in which the Closing Date occurs by (y) a fraction, the numerator of which is the number of days during such fiscal year that precede the Closing Date, and the denominator of which is 365 over (ii) the total amount of the interim payments of percentage rent received by Seller from the tenant before the Closing Date. If, for any tenant, the amount referred to in clause
        (ii) is greater than the amount referred to in clause (i), Seller shall promptly pay the excess to Purchaser. All percentage rent payable under Leases that terminated prior to the Closing Date and all percentage rent payable by each Tenant with respect to a fiscal year that ended before the Closing Date shall belong entirely to Seller, and Purchaser shall remit to seller all payments received on account of the same promptly

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        after receipt thereof. Purchaser shall deliver to Seller copies of all sales reports received by Purchaser after the Closing Date with respect to gross sales reports for the tenants' fiscal year in which the Closing Date occurs and shall advise Seller in writing of all interim payments of percentage rent received for the fiscal year in which the Closing Date occurs. If and to the extent percentage rent payable under the Leases has not yet been billed on the Closing Date or, if billed, has not been collected by Seller, Purchaser shall (a) bill the same when billable, (b) cooperate with Seller to determine the correct amount and
        (c) diligently pursue collection of the same (provided Purchaser shall not be obligated to institute legal proceedings against any tenant with regard to same). Seller shall have the right to pursue the collection of such percentage rent for a period of one year after billing thereof without prejudice to Seller's rights or Purchaser's obligations hereunder, provided, however, Seller shall have no right to cause any such tenant or licensee to be evicted or to exercise any other "landlord" remedy (as set forth in such tenant's Lease or licensee's License Agreement) against such tenant other than to sue for collection.

        8.2 LEASING COSTS. Seller agrees to pay or discharge at or prior to Closing all leasing commissions, costs for tenant improvements, lease buyout costs, moving allowances, design allowances, legal fees and other costs, expenses and allowances incurred or accrued in order to induce a tenant to enter into a Lease or Lease renewal or extension or to induce a licensee to enter into a License Agreement (collectively, "LEASING COSTS") that are due and payable prior to Closing with respect to Leases and License Agreements in force as of or prior to the Effective Date; provided, however, that Seller shall have no obligation to pay, and as of Closing Purchaser shall assume the obligation to pay, all Leasing Costs payable with respect to any option to renew or option to expand that has not been exercised prior to the Effective Date, which obligation shall survive the Closing. Seller shall pay or discharge at or prior to Closing, or shall give Purchaser a credit at Closing for, any leasing commissions due in connection with a renewal lease with Walden Books and renewals with Tiles for Less and Elegant Nails as set forth in Exhibit N hereto. Additionally, as of Closing, Purchaser shall assume Seller's obligations for (a) Leasing Costs that are due and payable after Closing with respect to Leases and License Agreements in force as of or prior to the Effective Date, (b) Leasing Costs incurred with respect to Leases and Lease renewals and extensions and License Agreements and License Agreement renewals and extensions executed subsequent to the Effective Date and (c) Leasing Costs in connection with the Movie Trading Company Lease. Any Leasing Costs for which Purchaser is liable pursuant to clauses (b) or (c) and which have been paid by Seller prior to Closing shall be reimbursed by Purchaser at Closing. If required under any brokerage commission agreements by which Seller is bound, in order for Seller to be released from liability for commissions due from and after Closing (including commissions earned prior to Closing but not yet due and payable, including the commissions shown on Exhibit N, and commissions that may become earned after Closing by reason of tenant extension or expansion or similar transactions), Purchaser shall execute an agreement with Seller and the applicable brokers assuming such obligations, in form and substance reasonably satisfactory to all parties to such agreement.

        8.3 CLOSING COSTS. Closing costs shall be allocated between Seller and Purchaser in accordance with SECTION 1.2.

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        8.4     FINAL ADJUSTMENT AFTER CLOSING. If final bills are not available or cannot be issued prior to Closing for any item being prorated under SECTION 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within 30 days of written notice. All such rights and obligations shall survive the Closing.

        8.5 TENANT DEPOSITS. All tenant and licensee security deposits collected and not applied by Seller (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to tenant and licensee security deposits, but only to the extent they are credited or transferred to Purchaser.

        8.6 COMMISSIONS. Seller shall be responsible to Broker for a real estate sales commission at Closing (but only in the event of a Closing in strict accordance with this Agreement) in accordance with a separate agreement between Seller and Broker. Broker may share its commission with any other licensed broker involved in this transaction, but the payment of the commission by Seller to Broker shall fully satisfy any obligations of Seller to pay a commission hereunder. Under no circumstances shall Seller owe a commission or other compensation directly to any other broker, agent or person. Any cooperating broker shall not be an affiliate, subsidiary or related in any way to Purchaser. Other than as stated above in this SECTION 8.6, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.

                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

        9.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that:

                9.1.1 ORGANIZATION AND AUTHORITY. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

                9.1.2 CONFLICTS AND PENDING ACTIONS. There is no agreement to which Seller is a party or, to Seller's knowledge, that is binding on Seller which is in conflict with this Agreement, other than mortgages to be paid off and discharged at Closing. To Seller's knowledge, there is no action or proceeding pending or threatened against Seller or relating to

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the Property, which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

                9.1.3 TENANT LEASES. As of the Effective Date: (a) Exhibit H lists all tenants of the Property, (b) to Seller's knowledge, (i) the Lease Files contain all leases, amendments, commencement date letters and material correspondence with respect thereto that are in Seller's possession with respect to Leases and License Agreements, (ii) except as disclosed in the Lease Files:
(i) no tenant is in default, (ii) all tenants are in possession and paying rent,
(iii) no concessions are required to be paid to tenants following Closing, and
(c) Seller has received no written notice from any tenant claiming default by Seller or requesting any rent concessions, offsets, or abatements not expressly provided in such tenant's Lease. To Seller's knowledge, no tenant is in default with respect to the payment of fixed or additional rent under its lease where such default has continued for more than 15 days after the date such payment was due (such continuing defaults being referred to herein as "Delinquencies"), other than, as of the Closing Date, Delinquencies (x) with respect to bills for additional rents in respect of taxes and/or operating expenses attributable entirely to periods prior to Closing, or (y) of one or more tenants the aggregate amount of which does not exceed $100,000.

                9.1.4 SERVICE CONTRACTS AND LICENSE AGREEMENTS. To Seller's knowledge, the list of Service Contracts and License Agreements delivered to Purchaser pursuant to this Agreement is correct and complete.

                9.1.5 NOTICES FROM GOVERNMENTAL AUTHORITIES. To Seller's knowledge, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser nor has Seller received notice from any governmental authority stating that the Real Property would be subject to a special assessment except as may be included in the Property Documents or Title Commitment.

                9.1.6 CONDEMNATION. To Seller's knowledge, no condemnation or similar proceedings have been instituted or threatened against the Land or any part thereof, and Seller has not received notice of any such proceedings.

                9.1.7 FINANCIAL COVENANT. For a period of not less than six months following closing, Seller will maintain a net worth of not less than $250,000.00.

                9.1.8 NOTICES OF ENVIRONMENTAL LIENS OR VIOLATIONS. To Seller's knowledge, Seller has not received from any governmental authority written notice of any violation of any applicable environmental laws (or alleged to be applicable) or environmental liens relating to the Real Property, or any part thereof, except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser.

        9.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that:

                9.2.1 ORGANIZATION AND AUTHORITY. Purchaser has been duly organized and is validly existing as a corporation in good standing in the State of Illinois and is qualified to do

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business in the state in which the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

                9.2.2 CONFLICTS AND PENDING ACTION. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

                9.2.3 ERISA. Purchaser is not an employee benefit plan (a "PLAN") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), assets of a Plan are not being used to acquire the Property, Purchaser is not a "party in interest" (as that term is defined in Section 3(14) of ERISA) with respect to any Plan that is an investor in Seller, and Purchaser's acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 497S of the Code.

                9.2.4 PROHIBITED PERSONS AND TRANSACTIONS. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

                9.2.5 NO FINANCING CONTINGENCY. Purchaser represents and warrants, and confirms, to Seller that its obligations hereunder are expressly not contingent upon the securing of financing in order to consummate the transaction contemplated hereby within the time frames specified herein. Purchaser further warrants that it has cash sufficient to consummate the transaction contemplated hereby. Therefore, Purchaser has no rights to either terminate this Agreement as a result of financing contingency or to extend the date of Closing as a result of its need to comply with the requirements of a loan or equity source.

        9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement are made as of the Effective Date and are remade as of the Closing Date (it being understood that representations and warranties made as of, or limited by, a specific date shall be remade at the Closing effective as of such specified date or as limited by such specified date) and shall not be deemed to be merged into or waived by the instruments of Closing, but such representations and warranties and any representations, warranties and/or indemnities made in any other agreements or documents delivered in connection with this

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transaction shall survive the Closing for a period of six (6) months (the
"SURVIVAL PERIOD"). Terms such as "TO SELLER'S KNOWLEDGE," "TO THE BEST OF SELLER'S KNOWLEDGE" or like phrases mean the actual present and conscious awareness or knowledge of F. Jonathan Dracos, Rodney Whitley and Rob Bennett ("SELLER'S REPRESENTATIVES"), without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Seller's Representatives, or any of them, or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder or on the breach of a representation, warranty and/or indemnity under any other agreements or documents delivered in connection with this transaction, but only on the following conditions: (a) the party bringing the action first learns of the breach or claim after Closing, (b) neither party shall have the right to bring a cause of action for a breach of a representation or warranty or a claim of indemnity unless the damage to such party on account of such breach or claim (individually or when combined with damages from other breaches or claims) equals or exceeds $30,000.00 and (c) the party actually commences a legal action or proceeding before the appropriate tribunal no later than the last day of the Survival Period. Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder, or under any other agreements or documents delivered in connection with this transaction or for a claim of indemnity under any such agreements or documents, of which the other party hereto had knowledge as of Closing. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Purchaser agrees that any liability of Seller to Purchaser will be limited to $500,000.00. The provisions of this SECTION 9.3 shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by ARTICLE 10.

                                   ARTICLE 10
                              DEFAULT AND REMEDIES

        10.1 SELLER'S REMEDIES. If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement as a result of Purchaser's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's failure to consummate the purchase of the Property are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages, which has been agreed to in an effort to cause the amount of such damages to be certain. If Purchaser defaults on its obligations hereunder at or prior to Closing other than failing to consummate the purchase of the Property pursuant to this Agreement, or if prior to Closing any one or more of Purchaser's representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) business day after written notice thereof from Seller or the Closing Date (except no notice or cure period shall apply if Purchaser fails to consummate the purchase of the Property hereunder), then INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, shall be liable to

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Seller for any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind of character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, whether or not ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement as a result of such default. Notwithstanding anything in this SECTION 10.1 or in EXHIBIT I to the contrary, in the event of Purchaser's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, and in said event Seller shall not be required to submit such matter to arbitration as contemplated by EXHIBIT I. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser under this Agreement not cured by Purchaser within three (3) business days after written notice from Seller to Purchaser of the breach of the Obligation. The obligations of Inland Real Estate Acquisitions, Inc. set forth in this SECTION 10.1 shall be an obligation of Inland Real Estate Acquisitions, Inc., which expressly survive Closing hereunder.

        10.2 PURCHASER'S REMEDIES. If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller's representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) business day after written notice thereof from Purchaser or the Closing Date (Purchaser hereby agreeing to give such written notice to Seller within five business days after Purchaser first learns of any such default or breach by Seller, except no notice or cure period shall apply if Seller fails to consummate the sale of the Property hereunder), Purchaser shall elect, as its sole remedy, either to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money, (b) enforce specific performance to consummate the sale of the Property hereunder, or (c) waive said failure or breach and proceed to Closing without any reduction to the Purchase Price. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before thirty business days following the scheduled Closing Date or, having given such notice, fails to commence an arbitration resolution of the dispute in accordance with the requirements hereof following the scheduled Closing Date. Purchaser's remedies shall be limited to those described in this SECTION 10.2 and SECTIONS 10.3 and
10.4 hereof. IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT MEMBERS, PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

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        10.3    ATTORNEYS' FEES. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees, incurred in connection with such claims.

        10.4 OTHER EXPENSES. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

                                   ARTICLE 11
                       DISCLAIMERS, RELEASE AND INDEMNITY

        11.1 DISCLAIMERS BY SELLER. Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Seller's agents or employees have not at any time made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (a) matters of title (other than Seller's special warranty of title to be contained in the Deed), (b) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (l) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Property, (p) the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (r) the truth, accuracy or completeness of the Property Documents, (s) tax consequences, or (t) any other matter or thing with respect to the Property.

        11.2 SALE "AS IS, WHERE IS". Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "AS IS,

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WHERE IS, WITH ALL FAULTS," except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, or any property manager, real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser's inspections and investigations. Purchaser hereby represents and warrants to Seller that: (a) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (b)
Purchaser is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Purchaser's residence. Purchaser waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Seller.

        11.3 SELLER RELEASED FROM LIABILITY. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility and liability, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to

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or otherwise affecting the Property). Purchaser further hereby WAIVES (and by
Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. Notwithstanding the foregoing, Purchaser is not assuming responsibility for any environmental condition which occurred during the term of Seller's ownership of which Seller had actual knowledge and failed to disclose to Purchaser either through the terms and provisions of this Agreement or through the Environmental Reports which Purchaser was provided and/or obtained in the course of its due diligence.

        11.4 "HAZARDOUS MATERIALS" DEFINED. For purposes hereof, "HAZARDOUS MATERIALS" means "Hazardous Material," "Hazardous Substance," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

        11.5 INDEMNITY. Purchaser agrees to indemnify, defend and hold Seller harmless of and from any and all liabilities, claims, demands, and expenses of any kind or nature which arise or accrue after Closing and which are in any way related to the ownership, maintenance, or operation of the Property by Purchaser and its successors and assigns, including, without limitation, in connection with Hazardous Materials.

        11.6 SURVIVAL. The terms and conditions of this ARTICLE 11 shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be incorporated into the Deed.

        Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

                                   ARTICLE 12
                                 MISCELLANEOUS

        12.1 PARTIES BOUND; ASSIGNMENT. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (a) the assignee of Purchaser must be an entity controlling, controlled by, or under common control with Purchaser, (b) all of the Earnest Money must have been delivered in accordance herewith, (c) the Inspection Period shall

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be deemed to have ended, (d) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser's obligations, including, without limitation, all matters under SECTION 10.1 above, (e) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least ten days prior to Closing, and (f) the requirements in SECTION 12.17 are satisfied.

        12.2 HEADINGS. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

        12.3 INVALIDITY AND WAIVER. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

        12.4 GOVERNING LAW. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

        12.5 SURVIVAL. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party) shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

        12.6 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. All Exhibits attached hereto are incorporated herein by this reference for all purposes.

        12.7 TIME. Time is of the essence in the performance of this Agreement.

        12.8 CONFIDENTIALITY. Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of Seller; provided, however, that Purchaser may, subject to the provisions of SECTION 4.7, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser. Following the Closing, Purchaser may make a public announcement or disclosure so long as such public announcement or disclosure to parties other than the Permitted Outside Parties does not disclose the Purchase Price paid or other financial terms.

        12.9 NO ELECTRONIC TRANSACTIONS. The parties hereby acknowledge and agree this Agreement shall not be executed, entered into, altered, amended or modified by electronic

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means. Without limiting the generality of the foregoing, the parties hereby agree the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in the "Notices" section of this Agreement.

        12.10 NOTICES. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in SECTION
1.3. Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, (d) by facsimile transmission during normal business hours with a confirmation copy delivered by another method permitted under this SECTION 12.10, or (e) by electronic mail addressed to the electronic mail address set forth in SECTION 1.3 for the party to be notified with a confirmation copy delivered by another method permitted under this SECTION
12.10. Notice given in accordance herewith for all permitted forms of notice other than by electronic mail, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee. Notice given by electronic mail in accordance herewith shall be effective upon the entrance of such electronic mail into the information processing system designated by the recipient's electronic mail address. Except for facsimile and electronic mail notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means. In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

        12.11 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

        12.12 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located.

        12.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in SECTION 12.9 other than facsimile.

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        12.14   NO RECORDATION. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in SECTION 10.1 hereof. In addition to any such remedies, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit, and Purchaser's obligations pursuant to this SECTION 12.14 shall survive any termination of this Agreement as a surviving obligation.

        12.15 FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

        12.16 DISCHARGE OF OBLIGATIONS. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

        12.17 ERISA. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisors or consultants, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.

        12.18 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing, except that a tenant of the Property may enforce Purchaser's indemnity obligation under SECTION 4.10 hereof.

        12.19 REPORTING PERSON. Purchaser and Seller hereby designate the Title Company as the "reporting person" pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

        12.20 MANDATORY ARBITRATION. The parties have agreed to submit disputes to mandatory arbitration in accordance with the provisions of EXHIBIT I attached hereto and made a part hereof for all purposes. Each of Seller and Purchaser waives the right to commence an action in connection with this Agreement in any court and expressly agrees to be bound by the

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decision of the arbitrators determined in EXHIBIT I attached hereto. The waiver of this SECTION 12.20 will not prevent Seller or Purchaser from commencing an action in any court for the sole purposes of enforcing the obligation of the other party to submit to binding arbitration or the enforcement of an award granted by arbitration herein or as expressly permitted by SECTION 10.1 hereof.

        12.21 LIKE-KIND EXCHANGE. Purchaser may consummate the purchase of the Property as part of a so-called like-kind exchange (the "EXCHANGE") pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended, provided that (a) Purchaser shall notify Seller in writing no later than ten days before Closing that it intends to consummate this transaction as part of an Exchange, and shall provide with such notice all material information relating to the parties and properties to the Exchange; (b) all costs, fees, and expenses attendant to the Exchange shall be the sole responsibility of Purchaser, and Purchaser shall indemnify and hold harmless Seller from and against any such costs, fees, and expenses; (c) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Purchaser's obligations and covenants under this Agreement; and (d) Seller shall not be required to acquire or hold title to any real property other than the Property for purposes of consummating the Exchange. Purchaser agrees to defend, indemnify and hold Seller harmless from any liability, damages, or costs, including (without limitation) reasonable attorneys' fees, that may result from Seller's acquiescence to the Exchange. Seller shall not, by this Agreement or acquiescence to the Exchange,
(1) have its rights under this Agreement, including (without limitation) those that survive Closing, affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to Purchaser that the Exchange in fact complies with Section 1031 of the Internal Revenue Code of 1986, as amended. The terms of this Section shall survive Closing.

        12.22 POST-CLOSING AUDIT. Seller acknowledges that subsequent to Closing, Purchaser desires to conduct an audit of operating records for the Property for the calendar year ended December, 2003, that the Seller owned the Property. Seller agrees to reasonably cooperate with Purchaser, without incurring additional costs, and make available for review such Property Information not previously provided to Purchaser that is necessary for such audit, to the extent such Property Information in the possession of Seller or its property management company. Prior to Closing, Purchaser shall provide to Seller the list of information Purchaser will need in order to accomplish such audit. By agreement of the parties in order to satisfy the requirements of this
SECTION 12.22, the parties have negotiated and agreed that the letter attached hereto as EXHIBIT K shall be executed and delivered by Seller at the Closing in satisfaction of Seller's pre-closing obligations under this SECTION 12.22.

        12.23 SPECIAL DISTRICT DISCLOSURE. Purchaser acknowledges that the Property may currently be, and may in the future be, located in various special taxing districts, including but not limited to special taxing districts for roads, sewer services, water services, fire protection services, emergency services, schools, colleges, libraries and hospitals. In accordance with Colorado Revised Statutes Section 38-35.7-101, Seller makes the following disclosure, and Purchaser acknowledges the following:

        SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL

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        TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY
        OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASERS SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICTS SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

                    [SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

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                         SIGNATURE PAGE TO AGREEMENT OF
                                PURCHASE AND SALE
                                 BY AND BETWEEN
                                CIN ARVADA, L.P.
                                       AND
                      INLAND REAL ESTATE ACQUISITIONS, INC.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

                                SELLER:

                                CIN ARVADA, L.P., a Delaware limited partnership

                                By: CIN ARVADA GP, L.L.C., a Delaware limited liability company, General Partner

                                     By: INVESTCENTER IV, L.L.C., a Delaware
                                         limited liability company, Manager

Date executed by Seller                 By:  /s/ F. Jonathan Dracos
                                            ------------------------------------
                                            Name:  F. Jonathan Dracos
                                            Title: Chairman, Executive Committee


                                PURCHASER:

                                INLAND REAL ESTATE ACQUISITIONS, INC.,
                                an Illinois corporation


Date executed by Purchaser      By:     /s/ G. Joseph Cosenza
                                   ---------------------------------------------
                                Name:   G. Joseph Cosenza
                                     -------------------------------------------
                                Title:  President
-------------------------             ------------------------------------------

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LIST OF EXHIBITS

A      -    Legal Description of Real Property

B      -    Special Warranty Deed

C-1    -    Bill of Sale, Assignment and Assumption of Contracts

C-2    -    Assignment and Assumption of Leases

D      -    FIRPTA Certificate

E      -    ERISA Letter

F      -    Notice to Tenants

G      -    Tenant Estoppel Certificate

H      -    List of Tenants

I      -    Mandatory Arbitration

J      -    Required Endorsements

K      -    Audit Letter

L      -    Rent Roll

M      -    Movie Trading Company lease terms

N      -    Leasing Commissions

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                                    EXHIBIT A

                                LEGAL DESCRIPTION


MARKETPLACE

Lot 1-B, Block 1
Arvada Marketplace Filing No. 1 - 2nd Amendment
County of Jefferson
State of Colorado


CONNECTION

Parcel A:

Lots 1 and 2, Block 1, Arvada Marketplace Filing No. 2 Amended, a subdivision of the City of Arvada, recorded June 11, 1987 in the official Records of Jefferson County, Colorado, under Reception No. 87077266; TOGETHER with Access Rights as contained in instrument recorded December 19, 1986 at Reception No. 86156798, ALSO TOGETHER WITH easements for ingress and egress granted over, across, on and through any and all private roads, way or thoroughfares, now or hereafter established as shown in Note 2 on the Plat recorded as Reception No. 87077266. County of Jefferson, State of Colorado.

Parcel C:

Lot 2, Block 1, Arvada Marketplace Filing No. 2 Second Amended, Reception No. 92164135, County of Jefferson, State of Colorado.
TOGETHER WITH easements for ingress and egress over, across, on and through any and all private roads, ways or thoroughfares, now or hereafter established as shown in Note 2 on the Plat recorded under Reception No. 92164135.

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[THIS FORM WOULD BE TAILORED TO COLORADO BUT IS REPRESENTATIVE OF FORM]


                                    EXHIBIT B

                              SPECIAL WARRANTY DEED

THE STATE OF ______    Section
                       Section                   KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________    Section

     ______________, a _________________("GRANTOR"), for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto ______________, a ______________ ("GRANTEE") the tract or parcel of land in
___________ County, _____________, described in EXHIBIT A, together with all rights, titles, and interests appurtenant thereto including, without limitation, Grantor's interest, if any, in any and all adjacent streets, alleys, rights of way and any adjacent strips and gores (such land and interests are hereinafter collectively referred to as the "PROPERTY").

     This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to all easements, restrictions, reservations and covenants now of record and further subject to all matters that a current, accurate survey of the Property would show [WILL ADD SPECIFIC REFERENCE ONCE SURVEY IS IDENTIFIED], together with the matters described in EXHIBIT B attached hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property (hereinafter referred to collectively as the "PERMITTED EXCEPTIONS").

     Grantee acknowledges that Grantee has independently and personally inspected the Property. The Property is hereby conveyed to and accepted by Grantee in its present condition, "AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED." Notwithstanding anything contained herein to the contrary, it is understood and agreed that Grantor and Grantor's agents or employees have never made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to
(a) matters of title (other than Grantor's warranty of title set forth herein),
(b) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials (as defined in the purchase and sale agreement, the "SALE AGREEMENT" between Grantor and Grantee) in, on, under or in the vicinity of the Property, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (l) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the condition or use of the Property or compliance of the Property with any or all Regulation federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Property, (p) the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (r) the truth, accuracy or completeness of the Property Documents, (s) tax consequences, or (t) any other matter or thing with respect to the Property other than as set forth in the Sale Agreement and subject to the limitations set forth therein. EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE SALE AGREEMENT, GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO GRANTEE, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY. GRANTEE IS RELYING ON ITS INVESTIGATIONS OF THE PROPERTY IN DETERMINING WHETHER TO ACQUIRE IT. THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL PART OF THE CONSIDERATION FOR GRANTOR EXECUTING THIS SPECIAL WARRANTY DEED, AND SHALL SURVIVE CLOSING.

     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor but not otherwise, subject to the Permitted Exceptions.

     Grantee's address is: _____________________.

     EXECUTED as of _____________________, 200___.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

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

THE STATE OF ________    Section
                         Section
COUNTY OF ___________    Section

     This instrument was acknowledged before me on _____________, 200____, by _______________, _________________ of _________________, a ___________________,
on behalf of said ____________________________.


                                      Notary Public, State of __________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

[THIS FORM WOULD BE TAILORED TO COLORADO BUT IS REPRESENTATIVE OF FORM]


                                   EXHIBIT C-1


              BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF CONTRACTS
                    Arvada Marketplace and Arvada Connection

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF CONTRACTS is made as of the _________ day of _______________________, ________, by and between
___________________________________, a _______________________________
("ASSIGNOR"), and ________________________,a
_______________________("ASSIGNEE").

                                   WITNESSETH:

     For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

          (a) All right, title and interest of Assignor in and to all tangible personal property ("PERSONALTY") set forth in the inventory on EXHIBIT A attached hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of ___________, State of ___________, as more particularly described in EXHIBIT B attached hereto and made a part hereof ("REAL PROPERTY"), but excluding tangible personal property owned or leased by Assignor's contractors under the Contracts (as defined below).

          (b) To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on EXHIBIT C attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the "CONTRACTS").

          (c) All right, title and interest of Assignor in and to those agreements set forth on EXHIBIT D attached hereto and made a part hereof (the "LICENSE AGREEMENTS").

     2. This Bill of Sale, Assignment and Assumption of Contracts is given pursuant to that certain Agreement of Purchase and Sale (as amended, the "PURCHASE AGREEMENT") dated as of ____________________, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty and the Contracts.

     3. As set forth in ARTICLE 11 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property

Page 1
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                                    EXHIBIT B

                             [Permitted Exceptions]
conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE ___________ UNIFORM COMMERCIAL CODE.

     4. Assignee hereby accepts the assignment of the Personalty, the Contracts and the License Agreements and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof. Additionally, but without limiting the generality of the foregoing, Assignee agrees to assume and discharge all legal fees and other costs and expenses incurred with respect to Contracts and Contract renewals and extensions and License Agreements and License Agreement renewals and extensions executed subsequent to the Effective Date of the Agreement and those set forth on EXHIBIT E attached hereto.

     5. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignee's failure to perform any of the foregoing obligations arising from and accruing on or after the date hereof.

     6. Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignor's failure to perform any of the obligations of Assignor under the Contracts or License Agreements, to the extent accruing prior to the date hereof. The foregoing indemnity shall be subject to the provisions of
Section 9.3 of the Purchase Agreement.

     7. This Bill of Sale, Assignment and Assumption of Contracts may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment and Assumption of Contracts as of the date first above written.

                                        ASSIGNOR:


                                        _______________________________________,
                                        a______________________________________


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        ASSIGNEE:


                                        _______________________________________,
                                        a______________________________________


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

               [INSERT APPROPRIATE ACKNOWLEDGMENTS FOR THE STATE]

Exhibit A    Personalty
Exhibit B    Real Property
Exhibit C    Contracts
Exhibit D    License Agreements
Exhibit E    Contract Costs and Expenses

Page 3
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[THIS FORM WOULD BE TAILORED TO COLORADO BUT IS REPRESENTATIVE OF FORM]


                                   EXHIBIT C-2


                       ASSIGNMENT AND ASSUMPTION OF LEASES
                    Arvada Marketplace and Arvada Connection


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES is made as of the_____day of ______________, ______, by and between ___________________, a
________________("ASSIGNOR"), and _______________, a _____________ ("ASSIGNEE").

                                   WITNESSETH:

     For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby sells, transfers, assigns and conveys to Assignee all right, title and interest of Assignor in and to those certain leases described on Exhibit C attached hereto and made a part hereof (the "Tenant Leases"), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases. [NOTE - EXHIBIT C WILL EXCLUDE THE AMENDED AND RESTATED OFFICE DEPOT LEASE, WHICH CURRENTLY AFFECTS THE SELLER PARCEL AND WILL BE ASSIGNED UPON COMPLETION OF THE OFFICE DEPOT RELOCATION, AS SET FORTH IN THE ESCROW AGREEMENT.]

     2. This Assignment and Assumption of Leases is given pursuant to that certain Agreement of Purchase and Sale (as amended, the "PURCHASE AGREEMENT") dated as of ________________, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty and the Tenant Leases.

     3. As set forth in ARTICLE 11 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL

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

THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE__________UNIFORM COMMERCIAL CODE.

     4. Assignee hereby accepts the assignment of the Personalty and the Tenant Leases and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof. Additionally, but without limiting the generality of the foregoing, Assignee agrees to assume and discharge all leasing commissions, costs for tenant improvements, legal fees and other costs and expenses incurred with respect to Leases and Lease renewals and extensions executed subsequent to the Effective Date of the Agreement and those set forth on EXHIBIT D attached hereto.

     5. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignee's failure to perform any of the foregoing obligations arising from and accruing on or after the date hereof.

     6. Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignor's failure to perform any of the obligations of Assignor under the Tenant Leases to the extent accruing prior to the date hereof. The foregoing indemnity shall be subject to the provisions of Section 9.3 of the Purchase Agreement

     7. This Assignment and Assumption of Leases may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Leases as of the date first above written.

                                        ASSIGNOR:

                                        _______________________________________,
                                        a______________________________________


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        ASSIGNEE:

                                        _______________________________________,
                                        a______________________________________


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

               [INSERT APPROPRIATE ACKNOWLEDGMENTS FOR THE STATE]

Exhibit A    Personalty
Exhibit B    Real Property
Exhibit C    Tenant Leases
Exhibit D    Lease Costs and Expenses

[THIS FORM WOULD BE TAILORED TO COLORADO BUT IS REPRESENTATIVE OF FORM]


                                    EXHIBIT D

                               FIRPTA CERTIFICATE

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ______________ ("TRANSFEREE") that withholding of tax is not required upon the disposition of a U.S. real property interest by___________________("TRANSFEROR"), the undersigned, in their capacity as________________of________________, but not individually, hereby certifies to Transferee the following on behalf of Transferor:

     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2.   Transferor's U.S. employer identification number is _________; and

     3.   Transferor's office address is _________________.

     Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

     Dated as of _________,20___.

                                        _______________________________________,
                                        a______________________________________


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        Date:
                                             -----------------------------------

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

THE STATE OF ________    Section
                         Section
COUNTY OF ____________   Section

     This instrument was acknowledged before me on ___________, 200____, by _____________, _____________ of ___________________, a __________________, on
behalf of said ________________________.

                                      Notary Public, State of __________

     SWORN TO AND SUBSCRIBED BEFORE ME by ___________________________________ on
_____________________, 200____.


                                        ----------------------------------------
                                        Notary Public, State of ________________

[THIS FORM WOULD BE TAILORED TO COLORADO BUT IS REPRESENTATIVE OF FORM]

                                   EXHIBIT E

                                  ERISA LETTER

                           _______________, _________


_______________________________
_______________________________
_______________________________
_______________________________

     Re: Arvada Marketplace and Arvada Connection

Ladies and Gentlemen:

     The undersigned represents to you that [PURCHASER], or any affiliates thereof, or any firm, person or entity providing financing for the purchase of the entire interest of ________________________in the above-described property (the "PROPERTY") are not using the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and covered under Title I, Part 4 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations under that certain Agreement of Purchase and Sale dated _______________, _______, with respect to the Property by and between ________________, as Seller, and the undersigned, as Purchaser, including the acquisition of the Property.

                                        Very truly yours,


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
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

[THIS FORM WOULD BE TAILORED TO COLORADO BUT IS REPRESENTATIVE OF FORM]

                                    EXHIBIT F

                                NOTICE TO TENANTS

_______________, _________

_______________________________
_______________________________
_______________________________
_______________________________

Dear Tenant:

     You are hereby notified that ___________________________ ("SELLER"), the current owner of [ARVADA MARKETPLACE] [ARVADA CONNECTION] (the "PROPERTY") and the current owner of the landlord's interest in your lease in the Property, has sold the Property to [PURCHASER] ("NEW OWNER"), as of the above date. In connection with such sale, Seller has assigned and transferred its interest in your lease and your security deposit thereunder in the amount of $______________ (the "SECURITY DEPOSIT") to New Owner, and New Owner has assumed and agreed to perform all of the landlord's obligations under your lease (including any obligations set forth in your lease or under applicable law to repay or account for the Security Deposit) from and after such date. New Owner acknowledges that New Owner has received and is responsible for the Security Deposit.

     Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease, including any obligations thereunder or under applicable law to repay or account for the Security Deposit, shall be the binding obligation of New Owner and its successors and assigns. Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

_______________________________
_______________________________
_______________________________
_______________________________

                                          Very truly yours,

                                          SELLER:

                                          _____________________________________,
                                          a_____________________________________


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          NEW OWNER:


                                          _____________________________________,
                                          a_____________________________________


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

[THIS FORM WOULD BE TAILORED TO COLORADO BUT IS REPRESENTATIVE OF FORM]

                                   EXHIBIT G-1

                           TENANT ESTOPPEL CERTIFICATE

To:  __________________, its Successors and Assigns ("Purchaser")
     2901 Butterfield Road
     Oak Brook, Illinois 60523

     __________________________________("Lender")

Re:  _____________________
     _____________________
     _____________________ (the "Property")

Gentlemen:

     The following statements are made with the knowledge that you, as purchaser ("Purchaser"), are relying on them in connection with your purchase of the Property and the assignment to you of the lease referred to below in connection therewith, and you and your successors and assigns and successor owners of the Property, as well as Lender and any other mortgage lender on the Property and the current Landlord (as hereafter defined) may rely on them for all purposes.

     The undersigned ("Tenant"), being the Tenant under the lease referred to in Paragraph 1 below and attached hereto as Schedule 1, covering certain premises ("Leased Premises") at the Property, hereby certifies to you that the following statements are true, correct and complete as of the date hereof:

     1. Tenant is the tenant under a lease (the "Lease") currently with ______, as landlord ("Landlord"), dated _______________, 20___, demising to
Tenant approximately ______ (____) square feet at the Property, a true, correct and complete copy of which is attached hereto as Schedule 1. The term Lease includes all amendments and modifications to the Lease and other agreements with respect thereto. There have been no amendments, modifications or other agreements relating to the Lease except as attached hereto on Schedule 1. Possession of the Leased Premises was delivered to Tenant on _____, ____, 20___. The initial term of the Lease commenced on __________, 20___, and will expire on _________, 20___, exclusive of unexercised renewal options and extension options contained in the Lease. There have been no amendments, modifications or revisions to the Lease, and there are no agreements of any kind between Landlord and Tenant regarding the Leased Premises, except as provided in the Lease or except as follows: (if none, write "none"): __________________. The net rentable square footage of the entire shopping center on the Property is ____________ square feet.

     2. The Lease has been duly authorized and executed by Tenant and is in good standing and in full force and effect.

     3. Tenant has accepted and is presently occupying the Leased Premises. Neither the Lease nor any interest in it has been assigned, transferred, or mortgaged by Tenant, and no sublease, concession agreement or license covering the Leased Premises, or any portion of the Leased Premises, has been entered into by Tenant, except as follows: (if none, write "none"): __________________.

     4. Tenant is currently obligated to pay fixed or base rent under the Lease in the annual amount of _________ Dollars ($______), payable in monthly installments of _________________________ Dollars ($________________). Rent has
been paid under the Lease through ______________________________, 20_____ and no sums have been prepaid to Landlord, either as the last month's rent or otherwise, except as follows: (if none, write "none"):
___________________________. No sums have been deposited with Landlord other than __________________________________ Dollars ($___________________) deposited as security under the Lease. Except as specifically stated in the Lease, Tenant is entitled to no rent concessions, free rent, allowances or other similar compensation in connection with renting the Leased Premises. Tenant is currently paying monthly installments of $_________ as common area maintenance, tax and other expense pass-through rentals due under the Lease in addition to the base rent described above.

     5. To Tenant's knowledge, neither Landlord nor Tenant is in default under the Lease beyond any applicable cure period and, to Tenant's knowledge, no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default. Tenant has no knowledge of any setoffs, claims or defenses to enforcement of the Lease in accordance with its terms.

     6. Without limiting the generality of the statement made in Paragraph 1 above, except as specifically stated in the Lease, Tenant has not been granted
(a) any option to extend the term of the Lease, (b) any option to expand the Leased Premises or to lease additional space within the Property, (c) any right of first refusal on any space at the Property, (d) any option or right of first refusal to purchase the Leased Premises or the Property or any part thereof, or
(e) any option to terminate the Lease prior to its stated expiration.

     7. Neither Tenant nor any guarantor of Tenant is the subject of any bankruptcy, reorganization, insolvency, readjustment of deft, dissolution or liquidation proceeding, and to the best knowledge of Tenant no such proceeding is contemplated or threatened.

            Executed this ________ day of ______________________, 2004.

                                                     TENANT


                                                     By:
                                                     Print Name:
                                                     Title:

     By execution of this Tenant Estoppel Certificate, the undersigned confirms that it is the guarantor ("Guarantor") of the Lease pursuant to that certain guaranty ("Guaranty") dated ____________, 20__. The Guaranty has not been amended, modified or released. Neither the Tenant nor the Landlord is in default of the Lease or the Guaranty, Guarantor, as of the date hereof, has no defenses to enforcement of the Guaranty and the Guaranty remains in full force and effect in accordance with its terms.

                                            GUARANTOR:


                                            By:
                                               ---------------------------------
                                            Print Name:
                                                       -------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------

                    Exhibit A to Tenant Estoppel Certificate

                [Lease Agreement and Amendments Thereto, If Any]

                                    EXHIBIT H

                                 LIST OF TENANTS

Solo Page

                                    EXHIBIT H

                MARKETPLACE
           1 Lone Star Steakhouse
           2 Tile for Less
           3 Schlotzsky's
           4 Life Uniforms
           5 UPS Store
           6 SuperCuts
           7 Elegant Nails
           8 Carefree Spas and Poo
           9 Sam's Club
          10 Bennett's Bar-B-Que
          11 Red Robin Burger
          12 Fast Signs
          13 Executive Tans
          14 Subway
          15 Fantastic Sams
          16 Cruise Holidays
          17 Ted Johnston D.D.S.
          18 Namiko's
          19 1st Cleaners
          20 Office Depot
          21 Amanda's Bridal
          22 American General
          23 Action Chirpractic
          24 Citifinancial
          25 Fashion Bug
          26 Radio Shack
          27 Gart Sports
          28 Lady of America

                CONNECTION

           1 Kwal-Howell Paint Cen
           2 Old Country Buffet
           3 SAS Shoes
           4 Verizon
           5 Household Internation
           6 U-Frame-It
           7 State Farm
           8 Taco Bell
           9 International House
          10 Waldenbooks & More
          11 Pier 1 Imports
          12 Liquor Paradise

                                    EXHIBIT I

                              MANDATORY ARBITRATION

The parties have agreed to submit disputes to mandatory arbitration in accordance with the following provisions:

     1.     ARBITRATION.

            (a) GENERAL. Any dispute among Seller and Purchaser as to the interpretation of any provision of this Agreement or the rights and obligations of any party hereunder shall be resolved through binding arbitration as hereinafter provided in New York.

            (b) SELECTION OF ARBITRATOR. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its commercial rules and judgment on the award of the arbitration panel may be entered in any court having jurisdiction thereof.

     Within fifteen (15) days after the commencement of arbitration, each party shall select one party to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators selected by the parties are unable or fail to agree on a third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.

            (c)     RULES OF ARBITRATION. The arbitrators selected pursuant to
SECTION 1(b) above will establish the rules for proceeding with the arbitration of the dispute, which will be binding upon all parties to the arbitration proceeding. The arbitrators may use the rules of AAA for commercial arbitration but is encouraged to adopt the rules the arbitrators deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrators may (1) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (2) accept evidence of property values without formal appraisals and upon such information provided by Seller and Purchaser or other persons and otherwise minimize discovery procedures as the arbitrators deem appropriate, (3) act upon their understanding or interpretation of the Law on any issue without the obligation to research the issue or accept or act upon briefs of the issue prepared by any party, (4) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (5) impose any other rules which the arbitrators believe appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. In any event, the arbitrators (A) shall permit each side no more than two depositions (including any deposition of experts), which depositions may not exceed four hours each, one set of ten interrogatories (inclusive of sub-parts) and one set of five document requests (inclusive of sub-parts), (B) shall not permit any requests for admissions, (C) shall limit the hearing, if any, to two days, and (D) shall render his or her decision within 60 days of the filing of the arbitration.

            (d) COSTS OF ARBITRATION. The arbitrators will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for its attorneys, advisors and consultants.

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

            (e) AWARD OF ARBITRATOR. Any award made by the arbitrators shall be binding on Seller, Purchaser and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

            (f) GOVERNING LAW; ACTUAL DAMAGES; ETC. In reaching any determination or award, the arbitrators will apply the laws of the state in which the Property is located. Except as permitted under SECTION 1(d) above, the arbitrators' award will be limited to actual damages and will not include punitive or exemplary damages. Nothing contained in this Agreement will be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement. All privileges under state and federal law, including, without limitation, attorney-client, work product and party communication privileges, shall be preserved and protected. All experts engaged by a party must be disclosed to the other party within 14 days after the date of notice and demand for arbitration is given.

                                    EXHIBIT J

                              REQUIRED ENDORSEMENTS

1)   3.1 zoning (Long Form) and including parking and loading docks
2)   Extended Coverage over all of the general exceptions
3) Comprehensive Endorsement including encroachments, setback line violations and covenants and restrictions
4)   Subdivision Endorsement
5)   Survey Endorsement (insured property is same as surveyed property)
6)   Access Endorsement to publicly dedicated roads
7)   Utility Facility Endorsement
8)   P.I.N-Single Tax Lot Endorsement
9)   Contiguity Endorsement
10)  Removal of Creditors Rights Exception Endorsement
11)  Removal of Arbitration Clause Endorsement
12)  Environmental Lien Endorsement
13) Encroachment Endorsement for any encroachments identified on the survey (in a form customarily used in Colorado and reasonably acceptable to Purchaser).

Solo Page

                                    EXHIBIT K

                                  AUDIT LETTER

_____________________, 2004

KPMG LLP
KPMG Plaza
303 East Wacker Drive
Chicago, IL 60601


Ladies and Gentlemen

We, as the owner and Seller (herein so called) of Arvada Marketplace and Arvada Connection (the "Property") are confirming our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Seller for the calendar year ended December, 2003, during our period of ownership will be made for the purpose of expressing an opinion to your client, ______________________________________________, as to
whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the CASH OR ACCRUAL basis of accounting. In connection with your audit, we confirm, to our actual knowledge without additional investigation or inquiry, the following representations are made as to the audit:

1.   We will make available to you:

     a) All financial records and related data for the Property reasonably requested by you in our possession.

 2.  There have been no:

     a) Instances of fraud involving any member of management or employees who have significant roles in internal control, nor are we aware of instances of fraud by others.

     b) Communications from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices received by the undersigned that could reasonably be expected to have a material effect on the Historical Summary.

     c) Violations or possible violations of laws or regulations for which we have received actual notices, the effects of which should be considered for disclosure in the Historical Summary or as a basis for recording the loss contingency, nor are we aware of any violations of laws or regulations that to our actual knowledge would have an adverse impact upon the materials delivered to you.

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

     d) Nor are we aware of any entries in the minutes of any applicable board or summary of recent meetings for which minutes have not yet been prepared which conflict with the financial records provided or the statements made herein.

3.   There are no:

     a) Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

     b) Events that have occurred subsequent to the balance sheet date and through the date of this latter that would require adjustment to or disclosure in the Historical Summary.

     c) Uninsured claims, asserted claims, material liabilities or loss contingencies that we believe should have been recorded in the financial statements that have not been recorded.

4. We have received no notices indicating that the Property has failed to comply with all aspects of the contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

5. All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

6. Terms such as "to our knowledge," "to the best of our knowledge", "to our actual knowledge" or like phrases mean the actual present and conscious awareness or knowledge of F. Jonathan Dracos and Rodney Whitley (collectively, "Seller's Representative"), without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Seller's Representative, or any of them, or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry.

Further, we confirm that to our knowledge the financial records do not fall to disclose any material factors for the Historical Summary.

Very Truly Yours,

                                    EXHIBIT L

                                    RENT ROLL

                                    EXHIBIT L

                              Arvada - Marketplace


        [ILLEGIBLE]

1    Lone Star Steakhouse
     7450A
     Nov-1993 to Nov-2008


2    Tile for Less
     7450E
     Mar-l990 to Dec-2003


3    Schlotzsky's
     7450G
     Feb-1988 to Jul-2007


4    Life Uniforms
     7450H
     May-1999 to May-2004


5    UPS Store
     7450M
     Dec-1992 to Dec-2007


6    SuperCuts(8) (A)
     7450Q
     Oct-1992 to Dec-2007


7    Elegant Nails
     7450R
     Feb-l996 to Jan-2004

                              Arvada - Marketplace

8    Carefree Spas and Poo
     7450V
     June-1993 to Jun-2004


9    Sam's Club
     7370
     Apr-2001 to Mar-2011


10   Bennett's Bar-B-Que
     7490
     Mar-l987 to Mar-2012


11   Red Robin Burger (36)
     7460
     Dec-1990 to Dec-2010


12   Fast Signs
     7310A
     Jul-1995 to Jun-2005


13   Executive Tans
     7310B
     May-1994 to Jun-2009

                              Arvada - Marketplace


14   Subway (37) (38)
     7310C
     Oct-l987 to Oct-2008


15   Fantastic Sams
     7310D
     Dec-1987 to Dec-2007


16   Cruise Holidays
     7310E
     Feb-1996 to Feb-2009

17   Ted Johnston D.D.S.
     7310F
     Nov-l994 to Oct-2004


18   Namiko's
     7310R
     Dec-1988 to Feb-2006

19   1st Cleaners
     7310S
     May-1995 to Apr-2010


20   Office Depot
     7330S
     Dec-1992 to Dec-2007

                              Arvada - Marketplace

21   Amanda's Bridal
     7430K
     Jun-2000 to May-2005


22   American General
     7450S
     Nov-2000 to Nov-2005


23   Action Chirpractic
     7450N
     Dec-2000 to Dec-2004


24   Citifinancial
     7450K
     Mar-2002 to Dec-2006


25   Fashion Bug
     7380H
     June-2003 to Mar-2008


26   Radio Shack
     7450L
     Oct-2003 to Oct-2008


27   Gart Sports
     7410
     Nov-2003 to Jan-2014

28   Lady of America
     7310X
     Feb-2000 to Feb-2005

                               Arvada - Connection

         [ILLEGIBLE]

1    Kwal-Howell Paint Can
     Z
     Aug-1990 to May-2006


2    Old Country Buffet
     S
     Sep-1992 to Dec-2007


3    SAS Shoes
     O
     Nov-1994 to Nov-2004


4    Verizon
     M
     Oct-98 to Oct-2006


5    Household Internation
     L
     Sept-1986 to Nov-2007


6    U-Frame-It
     H
     Sept-1991 to Sep-2006

                               Arvada - Connection

7    State Farm
     J
     Jul-2001 to Jul-2006


8    Taco Bell
     5260
     Dec-1987 to Dec-2007


9    International House
     5280
     Feb-1988 to Jan-2010


10   Waldenbooks & More
     5240
     Apr-1988 to Jan-2004


11   Pier 1 Imports
     5230
     Apr-1988 to Apr-2008


12   Liquor Paradise
     P
     Apr-2001 to Apr-2006

                                    EXHIBIT M

                        MOVIE TRADING COMPANY LEASE TERMS

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

                                    EXHIBIT M

[STAUBACH LOGO]
A WORLD OF REAL ESTATE KNOWLEDGE

January 20, 2004


Justin Kliewer
Trammell Crow Company
8390 East Crescent Parkway Suite 300
Greenwood Village, CO 80111

Re:  PROPOSED MOVIE TRADING COMPANY STORE
     ARVADA CONNECTION
     NEC 52ND AND WADSWORTH
     ARVADA, CO

Dear Justin:

We wish to take this opportunity to convey Trammell Crow Company the interest in leasing space at the above shopping center for a Movie Trading Company Store.

Subject to a satisfactory store plan, Real Estate Committee review and approval, and a mutually agreed upon Lease, we believe that Movie Trading Company would be willing to proceed under the following terms and conditions:

1)   LANDLORD:      CIN Arvada, L.P.

2)   TENANT:        Blockbuster, Inc. dba Movie Trading Company

3)   PREMISES:      Approximately 8,217 square feet, the north portion of the
                    former Wherehouse Music, Arvada, Colorado

4)   TERM:          Five (5) years with two (2) options of five (5) years each.

5)   ANNUAL RENTAL SCHEDULE:

     Year          Annual Rent       Monthly Rent     Rent/Sq./Ft.
     ----          -----------       ------------     -----------
     01-05        $    147,906.00   $     12,325.50   $    18.00
     06-10        $    162,696.60   $     13,558.05   $    19.80
     11-15        $    178,966.26   $     14,913.86   $    21.78

6)   REAL ESTATE TAXES:
     Tenant shall pay its proportionate share of real property taxes based on its proportionate leasable building area out of the gross leasable area of the shopping center, currently estimated to be $1.95 per square foot.

7)   INSURANCE:

     Tenant to pay its proportionate share of real property insurance based on its proportionate leasable building area out of the gross leasable area of the shopping center, currently estimated to be $ .06 per square foot.

8)   COMMON AREA MAINTENANCE:
     Tenant to pay its proportionate share of allowable common area maintenance expenses. CAM expenses, currently estimated to be $2.19 per square foot.

9)   RENT AND OCCUPANCY COST COMMENCEMENT:
     Ninety (90) days after Tenant has received exclusive possession of the premises in the condition outlined below and obtained all permits necessary for construction of Tenant's improvements.

10)  DELIVERY CONDITIONS:
     Landlord will provide existing as built plans for space to Tenant for review and evaluation to determine if the Tenant is able to take the interior in an "as is" condition as long as the utilities, HVAC, storefront and facade are provided by the Landlord. The facade needs to be remodeled to provide for two junior anchor elevations and storefronts, subject to Landlord's review of associated costs.

11)  TENANT IMPROVEMENT ALLOWANCE:
     Landlord will contribute THIRTY FIVE DOLLARS ($35.00) per square foot towards the cost of constructing Tenant's standard store improvements. Should Landlord fail to pay Tenant's allowance in a timely manner, then Tenant may offset said allowance from the base rent at a 2 for 1 ratio.

12)  USE AND EXCLUSIVE:
     The Demised Premises may be used and occupied for the purpose of the sale, trade and rental of prerecorded audio and/or video products (including, but not limited to, video and audio tapes, CDs and digital video discs ("DVD")), audio and/or video software (including, but not limited to, CD-I, CD-ROM and DVD), laser discs, video games and/or other home entertainment, educational and business software; the sale and rental of video and/or audio equipment (including VCRs, DVD players and video game equipment) and other electronic equipment; the sale and/or rental of any substitutes for, or items which are a technological evolution of, any of the foregoing items; the sale and rental of related accessories; the sale of any MOVIE TRADING COMPANY, movie and other programming related promotional products; the sale of general merchandise consistent with entertainment or informational programming; the sale of books and magazines; the sale of food products that are normally sold in a movie theater; the promotion of online services and/or related applications; the use of the Demised Premises as a location for personal video conferencing; as well as all uses incidental to the foregoing (including, but not limited to, demonstration, display, training, storage, service and repair); and for any other lawful use which is reasonably approved by the Landlord and is not in violation of exclusive use restrictions in written leases between Landlord and other tenants located in the Shopping Center, existing as of the date of the execution of this Lease.

13)  CO-TENANCY:
     Landlord agrees that on the Commencement Date, and continuing throughout the full Term of the Lease, fifty percent (50%) of the Leasable Floor Area
     (LFA) in the Shopping Center (excluding Tenant's Premises) shall be occupied and open for business by retail tenants, except for the case of a casualty loss or for a vacancy period of less than six (6) months. Otherwise, Tenant shall be entitled to: (a) terminate this Lease upon thirty (30) days prior written notice to Landlord; or (b) receive an abatement of fifty (50%) percent of all sums due hereunder during the Term of this Lease until such time as an anchor tenant acceptable to Tenant opens for business.

14)  EARLY TERMINATION:

15)  PARKING:
     Parking lot lighting until 1:00 a.m. Landlord shall not permit the leasing of any space in the center within 100' of the premises for use by a bar or nightclub whose sales of alcoholic beverages exceeds 50% of gross sales. Landlord shall provide 8 short-term parking spaces near front of Tenant's space.

16)  TENANT'S SIGNAGE:
     Landlord shall allow Tenant, at Tenant's expense, the right to install its standard sign package, per exhibit "C" attached. It is understood that Tenant's sign plans are subject to the approval of the applicable local government authorities. Landlord agrees to support Tenant in its efforts to maximize signage potential. Tenant shall be permitted to install a large panel on the monument sign.

17)  LEASE FORM:
     Blockbuster's standard form of lease. Tenant will check into the below leases with the Landlord to determine if we can use the same form.

     1)   Woodinville, South Carolina (CH Realty/Woodinville, LP)
     2)   Boca Town Center (CH Realty/Boca, LP)

18)  CONDITIONS TO LEASE:
     The Lease is contingent upon the following:

     (a) Non-Disturbance Agreement from Landlord's lender and/or ground lessor, if any;
     (b)  Building/Zoning/Signage permits;
     (c) Review and approval of the final site package and Lease document by Movie Trading Company management and Board of Directors;
     (d)  Satisfactory Title Review - report provided by Landlord;
     (e) Environmental report provided by Landlord indicating no hazardous substances at the site;

19)  COMMISSIONS:
     The Landlord agrees to pay to Staubach Retail Services a fee of $3.00 per square foot of leased area. Such fee shall be paid 1/2 on lease execution and 1/2 upon Tenant opening for business.

It is expressly understood that this Letter of Interest is not a binding agreement between the parties, but is intended only to outline the basic terms under which both parties would consider entering into a Lease of the Premises. The Lease Agreement for the Premises between the parties shall incorporate the general provisions as may be agreed to bind the parties.

If the above Letter of Interest meets with your approval, please sign and date where indicated below and return one (1) fully executed copy to me. Thereafter, Blockbuster Video's legal department will prepare and forward to you a Lease draft for your review and approval.

Thank you for your consideration. We look forward to your prompt response.

Sincerely,


Joren Peterson
Staubach Retail Services
cc:  Matt Scow
     Blockbuster Video


AGREED AND ACCEPTED THIS _____________ DAY OF ____________________, 2004.

BY:
   --------------------------
ITS:
    -------------------------

                                    EXHIBIT N

                               LEASING COMMISSIONS


     Elegant Nails     $   2,000
     Tile for Less     $   6,032
     Walden            $  15,200

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